SquareTwo Financial To Present at the 2013 Leveraged Finance Conference sponsored by Bank of America Merrill Lynch

DENVER, November 19, 2013 - SquareTwo Financial Corporation, a leader in the $100 billion asset recovery and management industry, today announced that it will present at the 2013 Leveraged Finance Conference sponsored by Bank of America Merrill Lynch in Boca Raton, FL on December 3rd, 2013.

Heath Sampson, Chief Financial Officer, SquareTwo Financial Corporation, is scheduled to present on December 3rd, 2013, at 2:10pm ET, at the Boca Raton Resort & Club in Boca Raton, FL.

At the conference, SquareTwo may disclose material developments affecting its business and/or financial performance. Shortly following the conference, investors may view SquareTwo’s presentation at SquareTwo’s Investor Relations website under Investor Events and Presentations.

About SquareTwo Financial

SquareTwo Financial is a leader in the $100 billion asset recovery and management industry. Through its award-winning technology, industry-leading security and compliance practices, SquareTwo Financial creates a more effective way for companies and consumers to resolve their debt commitments. Lenders in the Fortune 1000 trust SquareTwo Financial to manage their debt portfolios. In all of its recovery efforts, SquareTwo Financial is committed to delivering the FAIR SQUARE PROMISE, the company’s pledge to treat each Customer with fairness and respect. SquareTwo Financial is based in Denver, Colo. Visit www.squaretwofinancial.com for more information.